Exhibit 10.8

TERM SHEET

PERSONAL & CONFIDENTIAL

January __, 2021

Inspira Technologies, Ltd.

Private Placement of Convertible Loan and Warrants

This term sheet (the “Term Sheet”) summarizes the principal terms relating to a pre-initial public offering (“IPO”) financing of Inspira Technologies, Ltd., a company under the laws of Israel (“Inspira,” or the “Company”). The Company plans to list its shares on the Nasdaq Capital Markets (“Nasdaq”) through an IPO. The estimated timeline to complete the IPO is approximately 90 days from the date of this Term Sheet.

On the terms and subject to the conditions set forth below, certain Investors (each an “Investor”) will participate in Inspira’s pre-IPO financing subject to the terms and conditions set forth below and subject to execution of a Convertible Loan Agreement as described below (a “CLA”). For the avoidance of doubt, while this Term Sheet is non-binding, each CLA once executed is a binding agreement setting forth the respective rights and obligations of the parties thereto including customary representations, warranties, covenants and indemnifications.

The material terms are set forth below: (all dollar amounts are US$)

Company:	Inspira Technologies, Ltd.

Principal Amount:	$10,000,000 minimum

Discount applied:	Twenty (20%) percent discount to the IPO share price.

Term:	Upon the earlier of: (i) consummation of the Company listing its Ordinary Shares (“common stock”) on the Nasdaq or other recognized US Stock Exchange (an “IPO”), or (ii) May 31, 2021 (such date, the “Maturity Date”).

Interest:	5.0% percent per annum accrued quarterly.

Instrument:	Each Investor will sign a binding CLA as set forth in Exhibit A.

Mandatory Conversion Upon an IPO:	Upon the consummation of an IPO, the outstanding indebtedness evidenced by the Note will convert into Ordinary Shares of the Company (the “IPO Conversion”) at a price reflecting a twenty (20%) percent discount to the IPO offering price.

Warrants:	50% coverage (i.e. the number of shares underlying the warrants will be one half the number of shares issued for an IPO Conversion) in warrants to purchase Ordinary Shares of the Company (the “Warrants”), upon the occurrence of an IPO, with an exercise price equal to the IPO offering price. The Warrants will have a three-(3) year term. The warrants will be for cash exercise only.

Conversion without IPO:	In the event an IPO is not consummated on or before the Maturity Date, the Loan shall be repaid to the Investor with Interest.

Lock Up:	Upon conversion of the Loan Amount into the IPO the Lender will receive shares of the Company that will be restricted for six (6) months from the IPO.

Closing:	The date on which definitive documents are executed and delivered by the Company and the Investor.

Schedule I

Convertible Loan Agreement (CLA)

This Convertible Loan Agreement (the “Agreement”) is made and entered into as of the___ day of January, 2021 (the “Effective Date”), by and among Inspira Technologies Limited, a company organized under the laws of Israel a with Israeli company number 515806475, having its principal office at 2 Hatidhar St., Ra’anana Israel (the “Company”), and the party specified in Exhibit A hereto, whose address, for the purposes hereof, is as specified in Exhibit A (the “Lender”). The Company and the Lender may collectively be referred to herein as the “Parties”, and each separately as a “Party.”

The Lender has accepted the Company’s offer to participate in said financing round in the Principal Amount set forth beside the Lender’s name in Exhibit A (the “Principal Amount”); and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, the Parties agree as follows:

1.	LOAN

1.1.	On the basis of the representations and covenants made by the Company herein, the Lender hereby lends to the Company the amount specified in Exhibit A beside the Lender’s name, i.e. the Principal Amount.

1.2.	The consummation of the Loan transaction (the “Closing”) shall take place, no later than three (3) business days as of the date hereof (the “Closing Date”), by exchange of documents and signatures (including by facsimile or electronic copy), unless some other time and place are agreed upon in writing by the Company and the Lender.

1.3.	On or before the Closing Date, the Lender shall transfer the Principal Amount specified beside the Lender’s name in Exhibit A in US$ by money transfer to the bank account of the Company, pursuant to the details provided in Exhibit B attached hereto (the “Designated Account”).

1.4.	The Loan will bear non compounded interest at an annual rate of 5%, accrued on a quarterly basis (the “Interest” and the Principal Amount together with any Interest accrued thereupon, the “Loan Amount”) until its conversion or repayment in full in accordance with the terms hereof.

1.5.	Upon and subject to the IPO Conversion, and subject to timely receipt of the Loan Amount, the Company will grant the Lender a warrant to acquire ordinary shares of the Company (the “Warrant”) in the form attached hereto as Exhibit C, such that the aggregate amount of shares underlying the Warrant shall be equal to one half the amount of shares issuable upon an IPO Conversion as defined in Sec. 2.1 below. The Warrants (i) shall have an exercise price per share equal to the IPO offering price, (ii) will have a three year term from issuance, and (iii) will be for cash exercise only.

2.	CONVERSION

2.1.	Mandatory Conversion. Immediately prior to and pending on the successful consummation of an initial offering of the Ordinary Shares of the Company, or of the shares of common stock (however designated) of a Public Vehicle (as defined below), on either NASDAQ or another recognized US Stock Exchange (an “IPO”), prior to May 31, 2021 (the “Maturity Date”), then the entire outstanding Loan Amount will convert into Ordinary Shares of the Company or shares of common stock (however designated) of the Public Vehicle, as applicable (the “IPO Conversion”), at a price per share reflecting a 20% (Twenty percent) discount to the offering price to the public of shares in the IPO.

2.3.	Due Issuance; Effect of Conversion. Upon any conversion of the Loan, the Company shall promptly issue to the Lender the appropriate number and class or series of shares, duly authorized, validly issued, fully-paid, non-assessable and free and clear of any pre-emptive rights, pledges, liens, claims, encumbrances or third-party rights of any kind, other than as may be specified in the Company’s current articles of association or under any applicable law. Immediately upon such issuance (or issuance of the shares or options of a Public Vehicle if the Company so elects), the Loan Amount thereon shall be deemed to have been satisfied and discharged in full, and no part of the Loan Amount shall remain outstanding, and any obligations of the Company towards the Lender hereunder pertaining to repayment of the Loan Amount shall be deemed satisfied in full.

2.4.	Registry; Share Certificate. The Company shall, immediately upon any conversion of the Loan Amount, register in its records the Lender as the holder of the number of shares and Warrants issued to the Lender pursuant to such conversion, and may deliver to the Lender a certificate representing the number of shares and Warrants issued to the Lender pursuant to such conversion.

2.5.	Fractional Shares. No fractional shares shall be issued in connection with any conversion of the Loan or on exercise of any Warrants, and the actual number of shares of the Company to be issued to the Lender shall be rounded up or down to the nearest whole number.

2.6.	Rights as Shareholder. From the date of occurrence of a conversion and thereafter, the Lender shall be deemed to possess all rights, preferences, powers, privileges, restrictions, qualifications and limitations associated with the Company’s shares issued upon such conversion to the Lender.

2.7.	Public Vehicle. For the avoidance of doubt, the Company may incorporate another entity for execution of an IPO, or affect a share swap with another entity for the execution of an IPO (such other entity, a “Public Vehicle”), without requiring any additional approval of the Lender.

2.8.	Effect of M&A. Consummation of a change of control (in more than 50% of the outstanding shares of the Company), a disposition of all or most of Company’s assets or intellectual property, or any other deemed liquidity event in the Company (any of these, an “M&A”) shall be treated as an IPO for all intents and purposes under this Agreement, mutatis mutandis.

2.9.	Irrevocable Proxy. At the Closing, the Lenders who shall receive the Ordinary Shares of the Company shall be required to execute and deliver as a condition to the issuance of the Company’s Ordinary Shares, an irrevocable voting proxy in the form attached hereto as Exhibit D, empowering the Chief Executive Officer of Company (or any other person designated by the Board of Directors of Company) to vote the Company’s Ordinary Shares in his sole discretion and otherwise exercise all voting power and rights conferred upon the holders of the Company’s Ordinary Shares. The proxy shall expire upon consummation of an IPO of Company.

3.	REPAYMENT

3.3.	If the Company does not complete the IPO by the Maturity Date then the Loan shall be returned to the Lender with Interest.

3.4.	“Event of Default” shall mean: (a) the commencement of any liquidation or bankruptcy proceedings for, or the adoption of a resolution for the winding up of, the Company which have not been removed or ceased within 90 days; (b) the Company ceasing to conduct its business for a period of more than 90 days; (c) the execution by the Company of a general assignment for the benefit of creditors; (d) the filing by or against the Company of a petition in bankruptcy or a petition for relief under the provisions of any applicable bankruptcy law for the relief of debtors, which petition was not terminated, lifted or stayed within ninety 90 days thereafter; (e) the appointment of a receiver, trustee or liquidator to take possession of all or substantially all of the assets of the Company, which appointment was not terminated, lifted or stayed within 90 days; or (f) a material breach of this Agreement by the Company, which is not remedied to the reasonable satisfaction of the Lender within 30 days of their written demand to Company.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Lender, as of the date hereof and as of the Closing Date, as follows:

4.1.	The Company is duly formed and validly existing under the laws of Israel. Subject to the fulfillment of all conditions set forth herein, the execution and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and this Agreement is the legal, valid, and binding obligation of the Company.

4.2.	The consummation of the transaction contemplated hereunder and the performance of this Agreement by the Company do not violate the provisions of any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which the Company is a party or under which the Company is bound.

4.3.	No consents, authorizations or approvals of any kind of any governmental authority or other third party, which were not obtained prior to execution hereof, are required in connection with the execution or performance of this Agreement.

4.4.	The execution and performance of this Agreement by the Company have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by it. This Agreement is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

5.	REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Company, solely as to itself, as of the date hereof and as of the Closing Date, that:

5.1.	It has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby, and that this Agreement is valid and binding upon it and enforceable in accordance with its terms.

5.2.	The consummation of the transactions contemplated hereunder and the performance of this Agreement by the Lender do not violate the provisions of any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which it is a party or under which it is bound.

5.3.	It acknowledges that it had the opportunity to ask questions of, and receive information from, management of the Company concerning the terms and conditions of this transaction and the activity of the Company and its obligations and liabilities. The Lender further acknowledges that, subject to the disclosures it has received herein and the representations made to it by the Company in this Agreement, it has received such information, as it deems necessary to enable it to make its decision to provide the Loan.

5.4.	It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of providing the Loan and that it is able to bear the economic risk of providing the Loan, including losing the entire Loan Amount.

6.	TRANSFER RESTRICTIONS

6.1.	The Parties further acknowledge and are aware that the Ordinary Shares issuable upon the conversion of the Loan Amount and upon exercise of the Warrants (the “Subscription Securities”) may only be disposed of in compliance with respective U.S. state and U.S. federal securities laws. In connection with any transfer of Subscription Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Subscription Securities under the Securities Act of 1933, as amended (the “Securities Act”).

6.2.	The Lender agrees to the imprinting, so long as is required by this Section 6, of a legend on any of the Subscription Securities in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.3.	Certificates evidencing the Subscription Securities shall not contain any legend (including the legend set forth in 6.2 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Subscription Securities pursuant to Rule 144, (iii) if Subscription Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Subscription Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the transfer agent of the Company promptly after the respective effective date of the transfer if required by the transfer agent to effect the removal of the legend hereunder.

6.4.	The Lender agrees with the Company that the Lender will sell any Subscription Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Subscription Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Subscription Securities as set forth in this Section 6.2 is predicated upon the Company’s reliance upon this understanding.

6.	MISCELLANEOUS

7.1.	The Company shall not assign or transfer any of its rights or obligations hereunder absent the consent of the Lender, and the Lender shall not assign or transfer any of its rights or obligations hereunder absent the consent of the Company.

7.2.	This Agreement shall be governed by and construed in accordance with the internal substantive laws of Israel, regardless of its conflict of laws rules. The Parties agree to submit any dispute in connection with this Agreement or its interpretation to the exclusive jurisdiction of the competent courts of Tel Aviv, Israel.

7.3.	This Agreement constitutes the full and entire agreement, covenants, promises and understandings between the Parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements, understandings, promises and representations made by all or some of the Parties (or by any Party to another), written or oral, concerning the subject matter hereof and the terms applicable hereto.

7.4.	Any term of this Agreement may be amended and the severance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Lender. No failure or delay by a Party to enforce at any time any of the provisions hereof, or to exercise any power or right hereunder, shall operate as or be construed to be, a waiver of any such provision, power or right. Any waiver of any provision hereof or any power or right hereunder shall be in writing and effective only in the specific instance and for the purpose for which given.

7.5.	Each Party agrees that neither it, nor its affiliates, employees or representatives will disclose or allow disclosure of the existence of any discussions between the parties regarding a potential transaction, this Agreement or the information contained herein to any party other than its personnel, representatives and agents having a “need- to-know” without the express prior written approval of the other Party. Notwithstanding the foregoing, the Company and the Lender shall be permitted to make any public filings as advisable or required by law.

7.6.	All notices or other communications provided for in this Agreement shall be in writing and shall be given in person, by registered mail (registered air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, by facsimile transmission (evidenced by written confirmation of transmission), addressed as set forth in the preamble above or such other address as any Party may designate to the other in accordance with the aforesaid procedure. All notices and other communications delivered in person shall be deemed to have been given upon delivery. Notices and other communications delivered by facsimile transmission shall be deemed to have been given as of one business day after sending thereof, provided a confirmation copy is sent by registered mail. All notices and other communications delivered by overnight air courier shall be deemed to have been given as of the third business day after posting; and all notices and other communications sent by registered mail shall be deemed given ten (10) days after posting.

7.7.	If required by the underwriters to the IPO, the Lender will enter into (and will procure that any controller, if necessary, enters into) a lock-up agreement in respect of the securities issued upon conversion of the Loan Amount. The Lender appoints the Company as its agent and attorney to execute, on the Lender’s behalf, any such lock-up agreement.

7.8.	The Company shall pay all stamp tax, franchise tax or other taxes or duties which may be due in connection with the execution of this Agreement. Each Party shall be responsible for the payment of its own taxes.

7.9.	At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

7.10.	If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.11.	This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that two Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[signature page follows]

In witness whereof, the Parties hereto have executed this Convertible Loan Agreement as of the Effective Date.

The Company	The Lender

Signature:	Signature:
By:	By:
Title:	Title:
Date:	Date:

Exhibit A: The Lender and the Loan amount

Lender	Address	Loan Amount (US$)	US$ Exchange Rate

A-1

Exhibit B: Details of the Designated Account

Name:	Inspira Technologies Ltd.

Bank Name:

Branch Address:

Account Number:

Branch Number:

Swift Code:

IBAN:

B-1

Exhibit C:

Form of Warrant

(see attached)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE ORDINARY SHARES

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

Warrant Shares: _______	Initial Exercise Date: _____, 2021

THIS WARRANT TO PURCHASE ORDINARY SHARES (the “Warrant”) certifies that, for value received, _____ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”), and on or prior to 5:00 p.m. (New York City time) on the _____ month anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Inspira Technologies OXY B.H.N. Ltd., an Israeli corporation (the “Company”), up to _____ Ordinary Shares (the “Warrant Shares”), as subject to adjustment hereunder. The purchase price of one Warrant Share shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange or (or any successors to any of the foregoing).

Section 2. Exercise.

a) Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price.  The exercise price per Ordinary Share under this Warrant shall be $__, subject to adjustment hereunder (the “Exercise Price”).

d) Mechanics of Exercise.

i.   Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Company or, as applicable, the Company’s authorized transfer agent (the “Transfer Agent”) to the Holder either in certificate form (if the Warrant Shares are not then listed or quoted for public trading) or (if the Warrant Shares are then listed or quoted for public trading) by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Transfer Agent in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, by the date that is five (5) Trading Days after the delivery to the Company of (i) the Notice of Exercise and (ii) the aggregate Exercise Price for the Warrant Shares (such date, the “Warrant Share Delivery Date”).

ii. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.  No Fractional Warrant Shares or Scrip.  No fractional Warrant Shares shall be issued upon the exercise of this Warrant.  As to any fraction of an Ordinary Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole Ordinary Share.

iv. Charges, Taxes and Expenses. The Holder shall pay all fees required for the issuance of the Warrant Shares and all fees payable to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

v. Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Shares issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares into a larger number of shares, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares into a smaller number of shares, as applicable, or (iv) issues by reclassification of Ordinary Shares or any shares of capital stock of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares, as applicable, (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares, as applicable, outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any Subsidiary thereof, as applicable, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or Ordinary Share Equivalents, at an effective price per share less than the Exercise Price then in effect.

b)   Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)    Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall deliver to the Holder a written notice in this respect, at least 10 days prior to the closing of such Fundamental Transaction, provided that this Warrant shall automatically expire and terminate upon the first closing of any such Fundamental Transaction.

d)   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an Ordinary Share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares, but excluding treasury shares, if any) issued and outstanding.

e)   Notice to Holder.

i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  If the Company’s securities are then publicly listed or traded, to the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a report on an appropriate form.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.   Transfer of Warrant.

a) Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) of this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register; No Registration Rights. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Holder acknowledges, by receipt of this Warrant, that the Company is not obligated to register for resale the Warrant Shares underlying this Warrant.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.   Miscellaneous.

a) No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Fridays, Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares and underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Transfer Agent to issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, Liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or Proceeding is improper or is an inconvenient venue for such Proceeding.

f) Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

h) Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)   Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)     Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)   Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Inspira Technologies OXY B.H.N. Ltd.

By:
Name
Title

EXHIBIT A

NOTICE OF EXERCISE

TO: Inspira Technologies OXY B.H.N. Ltd.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ______________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase Warrant Shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: _______________

Holder’s Address: _______________

Exhibit D:

IRREVOCABLE PROXY

The undersigned, a shareholder of Inspira Technologies Limited (the “Company”), hereby irrevocably appoints and constitutes Mr. Dagi Ben-Noon, or any other person appointed by the Board of Directors of the Company, as proxy (the “Proxy Holder”) in connection to any and all aspects of the undersigned’s shareholdings in the Company with respect to shares of the Company issued to the undersigned (the “Shares”) to, including, without limitation: (i) receive any notices the Company may deliver to its shareholders, pursuant to the Company’s Articles of Association, as amended, any shareholders agreement, applicable law or otherwise, (ii) attend all meetings of the shareholders of the Company and vote such Shares at any meeting of the shareholders of the Company (and at any postponements or adjournments thereof) and waive all minimum notice requirements for such meetings of shareholders, (iii) execute any consents or dissents in writing without a meeting of the shareholders of the Company to any corporate action thereof, (iv) waive any preemptive right, right of first refusal, right of first offer, co-sale right or any other similar right or restriction to which the undersigned will be entitled by virtue of the Shares, (v) give or withhold consent or agreement to any matter which requires undersigned’s consent or agreement in its capacity as a shareholder of the Company (whether such is required under the Articles of Association, as amended of the Company, any agreement to which the undersigned is a party as a shareholder or otherwise), and/or (vi) join in making a request to convene a general meeting or class meeting of the shareholders of the Company or to otherwise exercise any and all powers and authorities vested within the undersigned in its capacity as a shareholder of the Company (in each of the foregoing cases, to the fullest extent that the undersigned will be entitled to act so, and in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such Shares or personally acting on any matters submitted to shareholders for approval or consent).

The Shares shall be voted by the Proxy Holder in the same proportion as the votes of all of the other shareholders of the Company (without taking in consideration the shares and/or other securities of the Company subject to proxy). For the purpose of voting in accordance with the aforesaid, the Proxy Holder may abstain from voting certain Shares.

This proxy shall be in effect until the consummation of an IPO.

This proxy is irrevocable to the maximum extent allowed by applicable laws. The proxy holder will have the full power of substitution and revocation. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

D-1

This proxy will be binding on all successors and permitted assigns and transferees of the undersigned.

___day of ___________, 2020

Name: ________________

Shareholder Signature

D-2